EXHIBIT 2.2

                                 AMENDMENT NO. 1
                         TO AGREEMENT AND PLAN OF MERGER
                         -------------------------------

     THIS AMENDMENT NO. 1 (the "Amendment") to the AGREEMENT AND PLAN OF MERGER dated as of August 15, 2006 (the "Merger Agreement"; capitalized terms used but not specifically defined herein shall have the meanings ascribed to such terms in the Merger Agreement), among ISLANDS BANCORP ("Target"), a corporation organized and existing under the laws of the State of South Carolina, and ISLANDS COMMUNITY BANK, N.A. ("Target Bank"), a national banking association, on the one hand, and AMERIS BANCORP ("Purchaser"), a corporation organized and existing under the laws of the State of Georgia, and AMERIS BANK (f/k/a American Banking Company) ("Purchaser Bank"), a Georgia state-chartered bank, on the other hand, is made as of the 19th day of December, 2006 by and among the Parties.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Parties desire to amend the Merger Agreement in the manner set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     SECTION  1.     AMENDMENT  TO  SECTION 3.1(C) OF THE MERGER AGREEMENT.  The
                     -----------------------------------------------------
penultimate sentence of Section 3.1(c) of the Merger Agreement is hereby amended by deleting the text of such sentence in its entirety and substituting the following in lieu thereof:

     "A Form of Election must be received by the Exchange Agent no later than by the close of business on January 19, 2007 (the "Election Deadline") in order to be effective."

     SECTION  2.     AMENDMENT  TO  SECTION  7.11  OF THE MERGER AGREEMENT.  The
           -----------------------------------------------------
first sentence of Section 7.11 of the Merger Agreement is hereby amended by deleting the text of such sentence in its entirety and substituting the following in lieu thereof:

     "Target will terminate such of the Target Benefit Plans as the Parties shall agree as of the Effective Time, other than the Contract of Employment between Target and John R. Perrill dated November 17, 2005, which Purchaser Bank shall assume as of the Effective Time."

     SECTION  3.     EFFECT  ON  MERGER  AGREEMENT.  Except  as  otherwise
                     -----------------------------
specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.


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     SECTION  4.     BINDING  EFFECT;  HEADINGS.  The covenants contained herein
                     --------------------------
shall bind, and the benefits hereof shall inure to the benefit of, the respective successors and permitted assigns of the parties hereto. The section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

     SECTION  5.     GOVERNING  LAW.  This  Amendment  shall be governed by, and
                     --------------
construed and enforced in accordance with, the laws of the State of Georgia, without giving effect to any principles of conflicts of laws.

     SECTION 6.     COUNTERPARTS; FACSIMILE TRANSMISSION.  This Amendment may be
                    ------------------------------------
executed simultaneously in counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. Executed counterparts may be delivered via facsimile transmission.

                            [Signature page follows.]


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
     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officer as of the day and year first above written.

                            ISLANDS  BANCORP


                            By:  /s/  D. Martin Goodman
                                 --------------------------------------------
                            Its: Chairman of the Board
                                 --------------------------------------------


                            ISLANDS COMMUNITY BANK, N.A.


                            By:  /s/  D. Martin Goodman
                                 --------------------------------------------
                            Its: Chairman of the Board
                                 --------------------------------------------


                            AMERIS  BANCORP


                            By:  /s/  Dennis Zember
                                 --------------------------------------------
                            Its: EVP & CFO
                                 --------------------------------------------


                            AMERIS BANK


                            By:  /s/  Dennis Zember
                                 --------------------------------------------
                            Its: EVP & CFO
                                 --------------------------------------------


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